EXHIBIT 10.7


                                LICENSE AGREEMENT

         This License Agreement (this "Agreement") is entered into this 1st day of May 1997, by and between Dental Care Alliance, Inc., a Delaware corporation, with its principal place of business located at 1343 Main Street, 7th Floor, Sarasota, Florida 34236 ("DCA"), and EIGHT MILE DENTAL, P.C., a Michigan professional dental corporation located at 511 West Eight Mile Road, Detroit, MI 48324 ("Licensee").



                                    RECITALS

         A. As a result of time, effort, experience and the expenditure of money, DCA has acquired unique and special skills, technique and knowledge concerning the ownership, management and operation of dental service offices.

         B. DCA has devised a unique and uniform network of entities (the "Network"), to the members of which DCA offers a particular package of services, including, without limitation, marketing and promotional services, discounted products and supplies, the right to identify a dental service office in connection with the Licensed Marks (as defined in Section 9 hereof, and other services related to the operation of a dental service office.

         C. DCA has the right to offer to others a license to use the Licensed Marks in connection with the operation of a dental service office and to operate as a member of the network.

         D. Licensee desires to avail himself or itself to the benefits of using the Licensed Marks and participating in the Network, subject to and in accordance with the covenants, terms and conditions of this Agreement and any and all other documents, agreements, schedules and exhibits executed in connection herewith.

         E. The Parties acknowledge executing simultaneously herewith a Dental Care Alliance Inc. Administrative Service Agreement.

         F. DCA desires to grant to Licensee a license for the right to identify the Dental Office (as hereinafter defined) as a member of the Network and to use one or more of the Licensed Marks in connection therewith.

         NOW, THEREFORE, in consideration of the full and faithful performance hereafter by Licensee of all the covenants, terms and conditions herein contained to be performed by Licensee, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. INCORPORATION OF RECITALS.

         The Recitals are hereby incorporated into this Agreement as if set forth more fully herein.


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         2. GRANT OF LICENSE.

         DCA hereby grants to Licensee, for a period commencing upon the date of execution of this Agreement and expiring seven (7) years from the date hereof (the "Original Term"), unless otherwise terminated prior thereto or extended thereafter in accordance with the terms set forth herein, a license (the "License") for the right:

                  (a) To identify the dental service office at 511 West Eight Mile Road, Detroit, MI 48324 (the "Dental Office") as a member of the Network and to use one or more of the Licensed Marks in connection therewith; and

                  (b) For the original Term of this Agreement, unless otherwise terminated prior thereto or extended thereafter in accordance with the terms set forth herein, the foregoing right and license shall be exclusive to Licensee for the Territory identified as follows:

                  Area defined by a five (5) mile radius from the location of the Dental Office (the "Exclusive Territory"). This grant, however, does not give Licensee any exclusive rights nor impose upon DCA any obligations with respect to any other business, licensed or otherwise, engaged in by DCA either directly or through any other entity. Without limiting the application of the preceding sentence, DCA specifically retains the right, in its sole discretion, and without granting any rights to Licensee in connection therewith, to operate and grant other licenses for the operation of Network Dental Offices outside of the Exclusive Territory as DCA, in its sole discretion, deems appropriate.

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.

         As a condition to the effectiveness of this Agreement, Licensee shall upon the execution of this Agreement, shall deliver to DCA appropriate documentation evidencing the authority of the individual executing this Agreement on behalf of Licensee.

         4. PAYMENT OBLIGATIONS OF LICENSEE.

         In consideration of the License herein granted and the other services made available by DCA to Licensee hereunder, Licensee hereby agrees and consents as follows:

                  Licensee shall pay to DCA, for each month during the Original Term unless earlier terminated in accordance with the provisions herein, a monthly license fee (the "License Fee") in the amount of Eight Hundred Dollars ($800.00), to be paid on or before the tenth (10th) day of each calendar month for the immediately preceding calendar month. For any renewal terms of this Agreement, the License Fee shall be the License Fee charged by DCA under DCA's then current form of License Agreement. All License Fee payments shall be deemed earned by DCA upon receipt and shall not be refundable under any circumstances.

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         5. OTHER OBLIGATIONS OF LICENSEE.

         5.1 INSURANCE. Licensee shall maintain, during the Original Term of the License and any renewal terms thereof at Licensee's own expense (i) dental malpractice liability insurance against claims for bodily and personal injury, death and property damage caused or incurred in connection with its operation or conduct of the Dental Office, (ii) general casualty insurance on the Dental Office's building, equipment, signs and inventory, (iii) motor vehicle liability insurance, to the extent applicable, and (iv) any other insurance as may be required under applicable federal, state and local law. Such insurance policies must name DCA as an additional insured, must be issued by insurance companies reasonably acceptable to DCA, provided, however, that in no event shall such insurance policies provide coverage in an amount less than One Hundred Thousand Dollars ($100,000) per occurrence and Three Hundred Thousand Dollars ($300,000) annual aggregate. Each such insurance policy shall also require that the applicable insurance carrier provide DCA with at least thirty (30) calendar days' written notice prior to any cancellation, modification or nonrenewal of such insurance policy.

          Licensee agrees to provide to DCA, promptly upon issuance thereof evidence of the foregoing insurance with certificates of insurance naming DCA as an additional insured. Licensee shall provide copies of all renewal policies to DCA within ten (10) calendar days of Licensee's receipt thereof. In the event that Licensee does not maintain the above-described insurance, allows it to lapse, or fails to furnish DCA with satisfactory evidence thereof DCA may, but shall not be obligated to, obtain such insurance as it deems, in its sole and absolute discretion, to be necessary and to charge Licensee for all costs in connection therewith. The failure of Licensee to reimburse DCA for obtaining such coverage within ten (10) calendar days after delivery of notice thereof to Licensee shall constitute grounds for termination under this Agreement.

         5.2 SIGNAGE. In the event Licensee's Dental Office is identified with free-standing outdoor signage, Licensee may, but shall not be required to, display one or more of the Licensed Marks on the facing of such signage in a reasonably appropriate manner, PROVIDED, HOWEVER, that in no event shall more than twenty percent (20%) of the facing of any such signage be comprised of one or more Licensed Marks or otherwise be used to identify the Dental Office's affiliation with the Network. Notwithstanding anything contained herein to the contrary, Licensee shall not be required to have or obtain any free-standing outdoor signage in connection with the Dental Office.

         5.3 WARRANTY PROGRAM. Licensee acknowledges that DCA requires each and every member of the Network to extend a five (5) year limited warranty (the "DCA Warranty") to the patients of their respective Dental Offices. In particular, the DCA Warranty requires Licensee to guarantee, for a period of five (5) years, all material and workmanship on all fillings, dentures, partials, bridges and crowns provided at any Dental Office and paid for in full by the patient. Subject to certain exceptions to be determined by DCA from time to time in its sole discretion the DCA Warranty requires the Licensee to repair or replace the defective product at no extra charge to the patient. Accordingly, by executing this Agreement, Licensee hereby agrees to

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honor the DCA Warranty and to perform services to patients of the Network in full compliance therewith. Licensee further agrees that DCA shall be entitled, from time to time hereafter subject to the approval of Licensee, not to be unreasonably withheld; to amend the DCA Warranty or to adopt additional warranty policies.

         5.4 COMPLIANCE WITH LAWS. Licensee must at all times during the Original Term of the License and any renewal terms thereof comply in all material respects with any and all applicable federal, state and local laws, regulations and codes of ethics in the operation of, and in the provision of services at, the Dental Office, including without limitation, the Occupational Safety and Health Act, as amended ("OSHA"), and any and all minimum quality and reporting standards adopted from time to time by any applicable state or federal Board of Dentistry, the Department of Labor or other similar governmental agency.

         6. REPRESENTATIONS AND WARRANTIES.

         Licensee represents and warrants to DCA that, for so long as this Agreement is in effect, unless it determines to discontinue the operation of the dental office, it will maintain its existence in good standing as a sole proprietorship, corporation, partnership or other entity, as applicable.

         7. LICENSED MARKS.

         Subject to the provisions of this Agreement, DCA hereby grants to Licensee the right and license to use one or more of DCA's trademarks, service marks, trade names, logotypes and commercial symbols (collectively, the "Licensed Marks") in connection with the Dental Office. Notwithstanding the foregoing, Licensee shall only display or otherwise use the Licensed Marks in the manner or manners approved or designated by DCA in writing. Each such display or use of one or more of the Licensed Marks shall clearly identify Licensee as a licensee of such Licensed Marks, and not the owner or licensor thereof.

          Nothing contained herein gives Licensee any interest in or to any of the Licensed Marks or any component thereof, nor the goodwill now or hereafter attached thereto, except for the right to use such Licensed Marks as authorized by DCA, pursuant to and for the term of this Agreement, solely in connection with the operation of Licensee's Dental Office. Licensee shall not use the Licensed Marks as part of any other corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may Licensee use any Licensed Mark in connection with sale of any unauthorized product or serve or in any other manner not expressly authorized in writing by DCA.

          Licensee shall not engage in or permit any act calculated to prejudice, affect, impair or destroy the title or interest of DCA in and to any of the Licensed Marks or any related or similar name. In addition, Licensee shall immediately notify DCA of any apparent infringement of one or more of the Licensed Marks by any third party or any challenge to Licensee's use of any of the Licensed Marks.

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          In such instance, Licensee shall not communicate with any person other than DCA and Licensee's counsel with respect to such infringement or challenge. In addition, Licensee shall cooperate fully with DCA in defense and protection of the Licensed Marks in question.

          Notwithstanding the foregoing, DCA shall have sole discretion to take such action as it deems appropriate and to exclusively control any litigation or administrative proceedings arising out of any infringement, challenge or claim regarding any one or more of the Licensed Marks. Licensee agrees to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of DCA's counsel, be necessary or advisable to protect and maintain the interests of DCA in any such proceeding or to otherwise protect and maintain the interests of DCA in and to the Licensed Marks. Except as specifically provided herein, DCA shall not otherwise be obligated to protect or defend any of the Licensed Marks in any litigation or administrative proceeding arising out of any infringement, challenge or claim if it elects not to do so in its sole discretion.

          If for any reason DCA or Licensee is ultimately prohibited from using any one or more of the Licensed Marks, Licensee shall not be entitled to any compensation therefor, nor shall compensation be paid by DCA to Licensee as a result thereof. Further, Licensee may, immediately upon the request of DCA, be required to modify or discontinue the use of one or more of the Licensed Marks, or to use one or more additional or substitute trademarks, service marks, trade names, logotypes or other commercial symbols in lieu of one or more of the Licensed Marks, in connection with the Dental Office.

         8. NO EMPLOYMENT INTENDED.

         Nothing herein contained shall in any way be construed as constituting Licensee, its Dentist in charge or any other employee or representative of Licensee as an employee, agent, partner, subsidiary or joint venturer of DCA. Licensee shall perform hereunder as an independent contractor at its sole expense and risk and shall advertise this fact to the public, and assumes full responsibility and liability for, and agrees to hold DCA harmless from any claims, suits, actions, losses, expenses, injury or damage, including, but not limited to, attorneys' fees and other expenses incident thereto, incurred at any time by DCA as a result of Licensee's activities in operating the Dental Office or arising out of this Agreement.

         NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, DCA IS NOT, AND SHALL NOT BE DEEMED TO BE, PROVIDING TO LICENSEE, OR TO ANY OF MEMBERS OF LICENSEE'S STAFF, ANY TRAINING, ADVICE OR CONSOLATION IN, NOR PRESCRIBING ANY STANDARDS OR GUIDELINES PERTAINING TO, THE PROVISION OF DENTAL OR OTHER MEDICAL CARE TO THE PATIENTS OF LICENSEE. CONSEQUENTLY, IN NO EVENT SHALL DCA IN ANY WAY BE HELD LIABLE TO ANY THIRD PARTY FOR OR AS A RESULT OF THE PROVISION OF DENTAL OR OTHER MEDICAL CARE BY LICENSEE OR BY ANY MEMBERS OF LICENSEE'S STAFF.

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         9. LICENSED TERM.

         The term of the License commences on the date of execution of this Agreement and expires eight (8) years from the date hereof; provided, however, that this Agreement shall automatically terminate immediately upon any termination of the Administrative Services Agreement dated as of the same date hereof between DCA, Licensee and certain other parties.

         10. TERMINATION BY LICENSEE.

         10.1 TERMINATION WITH CAUSE.

         If Licensee is in compliance with this Agreement and DCA breaches this Agreement, Licensee shall specify the breach with particularity to DCA in writing and shall give DCA thirty (30) calendar days' written notice within which to cure such breach. If DCA fails to cure such breach within said time period, Licensee may terminate the License for cause. Such termination shall not be effective until ten (10) calendar days after Licensee's delivery to DCA of a subsequent written notice of termination and the payment to DCA of all outstanding amounts due under this Agreement accrued through the date thereof. A termination of the License by Licensee for any reason other than an uncured breach of this Agreement by DCA or pursuant to Section 9 above shall be deemed a termination by Licensee without cause. In the event that Licensee attempts to terminate the License without cause, such act shall constitute a breach hereof by Licensee, and DCA shall have the right to invoke any and all remedies available to DCA hereunder as a result thereof. A termination of the License by Licensee for any reason shall also invoke such other post-termination obligations of Licensee as are set forth in Section 14 of this Agreement. At all other times during the term of the License, Licensee shall not be entitled to terminate the License except as provided in Sections 10.1 and 28.

         11. TERMINATION BY DCA.

         DCA shall have the right to terminate the License, effective immediately upon delivery of written notice to Licensee, if:

                  (a) Licensee suffers cancellation of, or fails to renew or extend, the lease or sublease for the premises of the Dental Office and fails to find a suitable alternative location for the Dental Office within the Exclusive Territory and otherwise acceptable to DCA within thirty (30) calendar days after the lease expires or is terminated.

                  (b) Licensee or the Dentist in charge, as applicable, abandons, surrenders, transfers control of, fails to actively operate at, or loses the right to occupy or transact business on, the premises of the Dental Office for a period of thirty (30) consecutive calendar days.

                  (c) Licensee becomes insolvent, makes a general assignment for the benefit of creditors, suffers the filing of a voluntary or involuntary bankruptcy petition that is not dismissed within thirty
         (30) calendar days after filing, is adjudicated bankrupt, suffers


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         temporary or permanent courtappointed receivership of substantially all of its property, if an execution is levied against Licensee's business or property, if suit to foreclose any lien or mortgage against the premises or equipment of the Dental Office is instituted against Licensee and is not dismissed within thirty (30) calendar days thereafter, or if the real or personal property of the Dental Office is sold after levy thereupon by any sheriff, marshal! or constable.

                  (d) Licensee or the Dentist in Charge, as applicable, is convicted of or pleads no contest to a felony or is convicted of or pleads no contest to any crime or offense that, among other things, involves moral turpitude or consumer fraud or is likely to adversely affect the reputation of the Dental Office, the Network, DCA, or the goodwill associated with the Licensed Marks.

                  (e) Licensee or the Dentist in Charge, as applicable, commits any violation of any applicable federal, state or local health, safety, sanitation or other similar law, rule, regulation, ordinance, standard, policy or practice in the operation, or otherwise operates the Dental Office in a manner that presents a health or safety hazard to its employees, patients or the general public, and fails to cure such violation or condition within thirty (30) days of the occurrence thereof, to the extent curable.

                  (f) Licensee or the Dentist in Charge, as applicable, has his or her license to practice dentistry in any state involuntarily suspended or revoked for any reason, or fails to immediately discharge any dentist employed at the Dental Office whose license to practice in any state is involuntarily suspended or revoked.

                  (g) Licensee or the Dentist in Charge, as applicable, employs any person to practice dentistry at the Dental Office who is not licensed to practice dentistry in the state in which the Dental Office is located.

                  (h) Licensee or the Dentist in Charge, as applicable, fails, in the opinion of DCA with regard to applicable federal, state and local laws, regulations and ordinances, to construct, maintain or operate the Dental Office in a safe manner.

                  (i) Licensee, the Dentist in Charge or any other employee or representative of Licensee discloses or divulges any trade secrets or other confidential information provided by DCA to Licensee, the Dentist in Charge or such employee or representative of Licensee, or otherwise transfers any proprietary information of DCA.

                  (j) Upon the death or permanent incapacity, as applicable, of the Licensee who is the Dentist in Charge, the executor, administrator, conservator or other personal representative of Licensee fails to appoint a competent replacement Dentist in Charge acceptable to DCA in its sole discretion within a reasonable time not to exceed thirty (30) calendar days from the date of death or permanent disability.


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                  (k) Upon the resignation, death or permanent incapacity of the Dentist in Charge, as applicable, a competent replacement Dentist in Charge is not hired within a reasonable time not to exceed thirty
         (30) calendar days from the date of resignation, death or permanent disability.

                  (l) Licensee fails to comply with any other network License Agreement to which Licensee may be a party or has an interest.

                  (m) Licensee fails to comply with any provision of, or any obligation under, any other agreement with DCA or any DCA Affiliate, including, without limitation, any lease, loan agreement, purchase contract or other obligation of Licensee.

                  (n) Licensee makes any untrue statement or representation of material fact in this Agreement, in any document executed or delivered in connection with this Agreement, or in any reports or financial information submitted by or at the direction of Licensee to DCA, or omits to state a material fact in any of the above documents required or necessary to make the statements contained therein not misleading.

                  (o) Licensee or the Dentist in Charge, as applicable, fails to pay to DCA when due any amounts owed, including, without limitation, License Fees, amounts due for purchases from DCA or any DCA Affiliate, or other payments due to DCA or any DCA Affiliate under the terms of, in connection with or related to this Agreement, and does not correct such failure within seven (7) calendar days after delivery of written notice thereof. Notwithstanding the foregoing, if Licensee has defaulted on any payment provision on two (2) or more separate occasions within any twelve (12) consecutive month period, regardless of whether the first such failure to pay was corrected within the cure period set forth therein, DCA shall have the right to terminate the License without providing Licensee with any opportunity to cure the second payment default. Termination upon such event shall be effective immediately upon DCA's delivery of written notice thereof to Licensee.

                  (p) Licensee or the Dentist in Charge, as applicable, fails to comply with any applicable federal, state or local law, regulation or ordinance, including, without limitation, OSHA, any applicable licensing laws, or any applicable standards or regulations adopted by any state or federal Board of Dentistry or the Department of Labor or other similar governmental agency.

                  (q) Licensee breaches or fails to comply with any representation, warranty, covenant or other provision contained in this Agreement or any document executed in connection herewith, including any updates or amendments to any of the foregoing, and does not correct such breach within the applicable cure period, if any, provided herein or therein.


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                  (r) Licensee fails to notify DCA of the occurrence of any
         one or more of the events listed in Subsections (a) through (s) of this
         Section 11, or of any malpractice claims threatened or brought against Licensee or the Dental Office, within seventy two (72) hours of the occurrence thereof.

                  (s) Licensee in any way defames Licensor or any DCA affiliate, member of the network or through any other improper means takes any action that is intended to be detrimental to the network, DCA or any of DCA's members, directors, offices, employers, representatives, agents, services or operations.

         IF ANY MANDATORY PROVISIONS OF THE GOVERNING STATE LAW PROHIBIT TERMINATION OF THE LICENSE OR LIMIT DCA'S RIGHT TO TERMINATE TO SOME OTHER BASIS OR TERMS THAN ARE HEREIN PROVIDED, OR REQUIRE RENEWAL OF THE LICENSE, THEN SAID MANDATORY PROVISIONS OF STATE LAW SHALL BE DEEMED INCORPORATED IN THIS AGREEMENT BY REFERENCE AND SHALL PREVAIL OVER ANY INCONSISTENT TERMS HEREOF.

         12.   LICENSEE'S OBLIGATIONS UPON TERMINATION OR EXPIRATION.

         Upon termination of the License, whether by DCA or Licensee, or upon expiration of the term of the License or any renewal term thereof, Licensee shall have the following obligations:

                  (a) Licensee shall immediately discontinue use of all Licensed Marks, signs, structures literature, forms, promotional advertising materials and any other article of personally indicative of DCA or the Network, or which may be confusingly similar thereto, or any designation indicating the existence of an affiliation between Licensee and DCA or the Network. The foregoing shall include immediately taking such action as may be required to cancel any and all assumed names or equivalent registrations relating to or in any way utilizing one or more of the Licensed Marks.

                  (b) Licensee shall take immediate steps to cancel or otherwise discontinue its use or display of any references to the Licensed Marks in any telephone or trade directories or in any advertising.

                  (c) Licensee shall return to DCA any materials, signs and displays loaned or leased to Licensee by DCA in connection with this Agreement.

                  (d) Licensee shall, as DCA so directs, either destroy or surrender to DCA all other items containing or displaying the Licensed Marks.

                  (e) Licensee shall pay to DCA or the appropriate DCA Affiliate, within ten (10) calendar days after the effective date of termination or expiration of the License (or such later date on which the amounts due to DCA or the DCA Affiliate are determined), all amounts due under this Agreement as of the termination date.


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                  (f) Licensee shall not slander or libel the Network, DCA or any of DCA's members, directors, officers, employees, representatives, agents, services or operations.

                  (g) Upon termination or expiration of the License for any reason, all rights and privileges accruing or granted to Licensee under this Agreement and in connection with the License shall immediately cease and terminate.

         13.   LATE PAYMENTS.

         If any sums required to be paid by Licensee to DCA or any DCA Affiliate under this Agreement are not paid when due, DCA shall have the right to charge interest on such unpaid sums, such interest to begin accruing on the day immediately following the date on which such sums are due, at the highest rate allowed by law, or, if no such rate exists, at a rate of one and one-half percent (1.5%) per month. All such payments received shall be credited, first, against interest payments due and, second, against principal payments due. In addition, DCA may discontinue Licensee's right to identify itself as a member of the Network and to lease or purchase equipment, instruments, supplies and products under any national marketing contracts entered into by DCA for the benefit of the Network and its members if Licensee is delinquent in any payments. In addition, in the event Licensee fails to make prompt payment to DCA or any DCA Affiliate or any amounts required under this Agreement, DCA shall be entitled to terminate the License granted hereunder.

         13.1 EQUITABLE REMEDIES. Licensee agrees that any breach or threatened breach of this Agreement by Licensee would cause irreparable and immediate harm to DCA and that money would not be an adequate remedy in the event of any such breach. By reason of the foregoing, Licensee acknowledges and agrees that DCA shall be entitled to injunctive or other equitable relief, including, without limitation, entry or temporary restraining orders and temporary and permanent injunctions, in the event of any breach or threatened breach of this Agreement. Licensee hereby irrevocably waives any claim or defense that an adequate remedy is available at law, and agrees not to interpose any claim or defense that an adequate remedy at law exists. Nothing in this agreement shall prevent DCA from electing to seek any monetary or other relief in addition to any equitable relief for breach or threatened breach of this Agreement. The failure of DCA to institute a legal action promptly upon any such breach shall not constitute a waiver of that or any other breach hereof. In the event it is necessary for DCA to employ legal counsel to enforce any provision of this Agreement, Licensee shall reimburse DCA for all legal expenses associated therewith and in addition thereto, to the extent legal action is taken, Licensee shall reimburse DCA for all costs of such action including court costs or other expenses of litigation including reasonable attorneys' fees.

         14.   ASSIGNMENT.

         14.1 BY LICENSEE. Except in connection with a sale of Licensee's business, Licensee agrees that, during the Original Term of the License and for any renewal terms thereof, Licensee shall not sell, assign, transfer, pledge or mortgage the License or any interest therein, without the


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prior written consent of DCA, which consent (i) shall be at DCA's sole and absolute discretion and (ii) may be subject to the satisfaction by Licensee or the prospective transferee of the License, or both, of specific terms and conditions, including, without limitation, executing DCA's current standard license agreements, documents and instruments consent to transfer shall not be unreasonably withheld.

         14.2 BY DCA. Licensee acknowledges and agrees that DCA may at any time sell or assign, in whole or in part, its interest in the License or any part thereof, without the consent of Licensee. In addition, Licensee acknowledges and agrees that DCA may, at any time during the term of the License, offer any of its securities in connection with a public offering by filing an effective registration statement under the Securities Act of 1933, as amended, or any similar federal law then in force.

         15.   COVENANTS AND RESTRICTIONS.

         Licensee acknowledges that by and through this Agreement it shall receive confidential business information of Licensor, copyrighted information of Licensor, trade secrets of Licensor, as well as other valuable business, proprietary and professional information. Licensee will have the benefit of the good will associated with the license mark and by being a network provider obtain goodwill specifically in the tradename, trademark and service mark of Dental Care Alliance and the marks as described in Paragraph 7 above and any subsequent license marks adopted by Licensor.

         During the term of this Agreement and for an additional five (5) year period from the termination of the same Licensee agrees that it will not disclose to any person or entity any trade secrets of Licensor, including but not limited to promotional materials, marketing materials, assurance contracts, customer lists, pricing information, advertising information, management materials, preferred provider contracts, or insurance agreements, or like materials solely relating to the Licensor or its business that the Licensee has become privy to or has used during its involvement with Licensor.

         Licensee acknowledges that the restraints set forth in the above paragraphs are reasonable and necessary for the protection of legitimate business interests of Licensor and that this covenant on the part of the Licensee shall be construed as an Agreement. The existence of any claim or cause of action of the Licensee shall not be construed as a defense to the enforcement by the Licensor of this covenant. It is agreed by the Licensor and Licensee that if any portion of this restrictive covenant is held unreasonable, arbitrary or against public policy these covenants shall be considered to be diminishable both as to time and geographical area, and each month for this specific period shall be deemed a separate period of time and shall remain effective so long as the same is not otherwise unreasonable, arbitrary or against public policy.

         Licensee and Licensor hereby agree that in the event any court determines any specific time period or any specific geographical area to be unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable,


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non-arbitrary and not against public policy may be enforced against the
Licensee. The Licensee further understands that this covenant may be enforced by the entering of a temporary or permanent injunction. It is understood that in determining the enforceability of the restrictive covenant, the court shall not consider any individual economic or other hardships that might be caused to the person or entity against whom the enforcement is sought .

         It is understood that a court of competent jurisdiction shall construe this restrictive covenant in favor of providing reasonable protection to all legitimate business interests established by Licensor. It is understood that the court shall not employ any rule of contract construction that requires the court to construe a restrictive covenant narrowly, against the restraint, or against the drafter of the contract. It is understood that no court may refuse to enforce this restrictive covenant on the grounds that the contract violates public policy unless such public policy is articulated specifically by the court and the court finds that the specific public policy requirements substantially outweigh the need to protect the legitimate business interest or interests established by Licensor.

         It is understood that a court of competent jurisdiction shall enforce this restrictive covenant by any appropriate and effective remedy, including, but not limited to, temporary and permanent injunctions. The violation of this restrictive covenant creates a presumption of irreparable injury to Licensor on seeking its enforcement. Licensor will post a proper bond as set by the court if an injunction is entered. In the event it becomes necessary for Licensor to retain the services of an attorney to enforce this restrictive covenant, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees and costs in any legal proceeding, both at the trial or appellate level.

         Licensee agrees that this License Agreement and the restriction contained herein are freely assignable by Licensor, in its sole discretion, and any assignee, successor or third-party beneficiary to this agreement may enforce the same.

         The laws of the State of Florida shall control the interpretation of this restrictive covenant and in particular, Florida Statute 542.335. Licensee specifically agrees that the Twelfth Judicial Circuit in and for Sarasota County, Florida, has jurisdiction over the enforcement of this restrictive covenant, and that the Twelfth Judicial Circuit in and for Sarasota County, Florida, will be the appropriate venue for any action brought pursuant to this restrictive covenant.

         16.   INDEMNIFICATION.

         Licensee shall indemnify, defend and hold harmless DCA, the DCA Affiliates, and their respective members, stockholders, directors, officers, employees, agents and representatives, from losses, liabilities, costs, expenses, assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, without limitation, attorneys', accountants' and other professionals, fees, costs and expenses of investigation and defense, and disbursements incurred in connection therewith, as a result of (i) Licensee's operation of the Dental Office in any respect, or (ii) any alleged malpractice by Licensee or any of its agents or employees.

         16.1 DCA shall indemnify, defend and hold harmless Licensee, the Licensee's Affiliates, and their respective members, stockholders, directors, officers, employees, agents and representatives, from losses, liabilities, costs, expenses, assessments, taxes, penalties, fines, claims, demands, actions, suits and proceedings, including, without limitation, attorneys' fees, accountants' and other professionals' fees, costs and expenses of investigation and defense, and disbursements incurred in connection therewith, as a result of
(i) any activities, actions or omissions of DCA or its affiliates, employees, officers or directors and (ii) any claims asserted or litigation brought by any third party in connection with the Licensed Marks.

         17.   NOTICES.

         Any notice or other communication required or permitted under this Agreement shall be valid and effective only if given by written instrument that is personally delivered by courier or sent by telegraph, telecopier, or registered or certified mail, postage prepaid, addressed in accordance with the addresses set forth below. Notice shall be deemed to be given upon the date of transmission or, if mailed, three (3) calendar days after the date of deposit in the U.S. Mail.

                  If to Licensee, to:

                  EIGHT MILE DENTAL, P.C.
                  511 West Eight Mile Road
                  Detroit, MI 48324

                  If to DCA, to:

                  Dental Care Alliance, Inc.
                  1343 Main Street, 7th Floor
                  Sarasota, Florida 34236
                  Telephone number:  (941) 955-3150
                  Attention:  Dr. Steven R. Matzkin, President

         Any party may change the address at which it is to be given notice hereunder by giving notice thereof to the other party in accordance with this
Section 17.

         18.   APPLICABLE LAW.

         This Agreement has been executed and delivered in, and shall be governed by and construed in accordance with the internal laws of the State of Florida, without application of such State's conflicts of laws provisions.

         19.   WAIVER.

         No failure of either party to exercise any right given to it hereunder, or to insist upon strict compliance by the other of any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of such party's right to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other shall not affect or impair the non-defaulting party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of the non-defaulting party's rights arising from such default, affect or impair the non-defaulting party's right as to such default or any subsequent default.

         20.   SEVERABILITY.

         If any applicable and binding law or rule of any jurisdiction requires a greater prior notice of the termination of or refusal to renew the License than is required hereunder, or the taking of some other action not required hereunder, or if under any applicable and binding law or rule of any jurisdiction any provision of this Agreement or any specification or standard prescribed by this Agreement is invalid or unenforceable, the prior notice or other action required by such law or rule shall be substituted for the comparable provisions hereof, and the party shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable.

         21.   ENTIRE AGREEMENT.

         This Agreement contains the entire understanding of the parties hereto. DCA has not authorized, nor will it authorize, any representations, whether pertaining to anticipated volume of sales or the amount of profit to be realized from the operation of the Dental Office, the desirability of the Dental Office's location, or otherwise, or any other inducements, promises or agreements, oral or otherwise, to be made to Licensee in any form whatsoever. Accordingly, Licensee shall not be entitled to rely upon any such representations, if any made by DCA, its agents, representatives or employees, or by any third party. Licensee acknowledges that it has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, the nature of the business conducted by DCA may evolve and change over time, that an investment in a Dental Office involves business risks, and that the success of the venture is largely dependent upon the business abilities and efforts of Licensee.

         22.   FULL FORCE AND EFFECT.

         All obligations of DCA and Licensee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding such expiration or termination, until such time as they are satisfied or by their nature expire.

         23.   EFFECTIVE DATE.

         This Agreement shall be effective as of May 1, 1997.

         24.   JOINT AND SEVERAL OBLIGATIONS.

          If two (2) or more persons at any time constitute Licensee hereunder, their obligations and liabilities to DCA hereunder shall be joint and several.

         25.   CERTIFICATION BY LICENSEE.

          Licensee hereby certifies that it has had the opportunity to seek advice of counsel prior to its execution of this Agreement, and that it has opportunity to inspect the Network's business concept and review information made available to it by DCA concerning the same. Licensee acknowledges that the success of the business herein licensed is primarily dependent on Licensee's skill and business acumen.

         26.   BREACH OF LICENSE AGREEMENT.

         A breach of Dental Care Alliance, Inc.'s Administrative Service Agreement by Licensee shall be considered a breach of this License Agreement and a breach by the Licensee of the Dental Care Alliance License Agreement shall be considered a breach of the Dental Care Alliance, Inc.'s Administrative Service Agreement.

         27.   TERMINATION OF GOLDEN CARE NETWORK, L.L.C. AGREEMENTS.

         The parties hereto acknowledge and agree that Licensee is entering into this Agreement in replacement of any and all agreements by and between Licensee and Golden Care Network, L.L.C. in effect on the date hereof (collectively, the "GCN Agreements"). Accordingly, the parties hereto hereby acknowledge and agree that, concurrently With the effectiveness of this Agreement, all of the GCN Agreements shall immediately terminate and neither Licensee nor Golden Care Networks, L.L.C. shall have any further rights, obligations or liabilities thereunder.

         28.   TERMINATION OF LICENSE.

         If Steven R. Matzkin or his assigns exercise rights under the Security Agreement with related practices owned by David Ross Johnson, then this Agreement shall terminate.

         IN WITNESS WHEREOF, the parties hereto have executed or caused their duly authorized representatives to execute this License Agreement on the day and year first above written.


                                        DENTAL CARE ALLIANCE, INC., a
                                        Delaware corporation



                                        By:
                                           -------------------------------


                                        EIGHT MILE DENTAL, P.C., a Michigan
                                        professional dental corporation



                                        By:
                                           -------------------------------
                                        Printed Name:
                                                     ---------------------
                                        Title:
                                               ---------------------------


                  WITH RESPECT TO SECTION 27 HEREOF

                                        GOLDEN CARE NETWORK, L.L.C.



                                        By:
                                           -------------------------------
                                        Printed Name:
                                                     ---------------------
                                        Title:
                                               ---------------------------

STATE OF FLORIDA

COUNTY OF SARASOTA

         On this _____ day of ____________, 19__ before me personally appeared Steven R. Matzkin, President of Dental Care Alliance, Inc., and who is personally known to me or who has produced ____________________ as identification and who did not take an oath, and subscribed and sworn to before me by ____________________ and ____________________, the witnesses, on the _____
day of ___________, 19__.


                                                --------------------------------
                                                Notary Public
                                                Print Name:
                                                           ---------------------

My Commission expires:




STATE OF MICHIGAN
COUNTY OF _______________

         On this _____ day of ____________, 19__ before me personally appeared __________________________, the _______________ of Eight Mile Dental, P.C., and
who is personally known to me or who has produced ______________________________ as identification and who did not take an oath, and subscribed and sworn to before me by ____________________ and ____________________, the witnesses, on the _____ day of ____________, 19__.


                                                --------------------------------
                                                Notary Public
                                                Print Name:
                                                           ---------------------

My Commission expires:


                 ACKNOWLEDGEMENT OF GOLDEN CARE NETWORK, L.L.C.


         The undersigned hereby acknowledges and agrees to be bound by the provisions of Section 27 of this Agreement.


                                              GOLDEN CARE NETWORK, L.L.C.


                                              By:
                                                 ------------------------------
                                                                      President

                                   EXHIBIT "A"


                               EMPLOYMENT CONTRACT
















                                       A-1